Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended June 2015 vs. June 2014

Cents	Description

1¢	Retail Sales

3	Retail Revenue Impacts

3	Weather

(1)	Wholesale Operations

(1)	Other Operating Revenues

(5)	Non-Fuel O&M

1	Depreciation and Amortization

(3)	Other Income and Deductions

2	Interest Expense

—¢	Total Traditional Operating Companies

2	Southern Power

2	Parent and Other

(1)	Increase in Shares

3¢	Total Change in QTD EPS (Excluding Items)

(2)	Estimated Loss on Kemper IGCC

1¢	Total Change in QTD EPS (As Reported)

Notes
- The estimated probable losses relating to Mississippi Power Company's construction of the integrated coal gasification combined cycle facility in Kemper County, Mississippi (Kemper IGCC) impacted the presentation of earnings per share for the three months ended June 30, 2015 and any similar charges may occur with uncertain frequency.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.